Exhibit (a5)


                                 CMC FUND TRUST

                                 AMENDMENT NO. 4
                                       TO
                          RESTATED DECLARATION OF TRUST


         The undersigned officer of CMC Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective July 28, 2000.

         1. Section 3.06 is amended to add a new Section 3.06.6-9 to read in its entirety as follows:

                  "3.06-9 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the seventh Series to be designated as follows: CMC Small/Mid Cap Fund."


Dated:     July 28, 2000



                                                         JEFF B. CURTIS
                                                         ----------------------
                                                         Jeff B. Curtis
                                                         President